UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 13, 2026

ENERPAC TOOL GROUP CORP.
(Exact name of Registrant, as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

648 N. PLANKINTON AVE., 4TH FLOOR
MILWAUKEE, WISCONSIN 53203
Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Former name or address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.20 per share	EPAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The executive compensation philosophy of the Board of Directors (the “Board”) of Enerpac Tool Group Corp. (the “Company”) is focused on creating long-term value for shareholders. In connection with the Company’s previously announced agreement to acquire Specialized Fabrication Equipment Group LLC, a Delaware limited liability company (“SFE Group”), the Board has approved on October 13, 2026 a long-term incentive program for certain of the Company’s executives and key employees designed to reward the successful completion of the SFE Group acquisition and incentivize growth associated with its integration and any future acquisition activities.

Under the program, certain of the Company’s named executive officers received performance-vesting restricted stock unit awards (the “PSU Award”) with an aggregate grant date dollar-denominated stated value at target level of performance as follows: Darren M. Kozik: $200,000, Benjamin J. Topercer: $125,000, Noah N. Popp: $110,000, and Eric T. Chack: $75,000. The PSU Awards were granted under the Company’s 2017 Omnibus Incentive Plan.

For each of the above officers, half of the PSU Awards will vest conditioned upon the Company’s achievement of net sales goals and half of the PSU Awards will vest conditioned upon the Company’s achievement of adjusted EBITDA goals. Each PSU Award will become earned, with respect to 0% of the target number of shares under the award at the threshold performance level, 100% at the target performance level and 200% at the maximum performance level, based on the Company’s achievement with respect to net sales and adjusted EBITDA, as applicable, for its 2028 fiscal year. Any earned shares under the PSU Awards will vest on the last day of the Company’s 2028 fiscal year, subject to the executive officer’s continued employment. The PSU Awards are subject to accelerated vesting in certain circumstances as further described in the applicable award agreements. In addition, the PSU Awards, and all other awards made under this program, will be forfeited for no consideration if the SFE Group acquisition does not close on or before November 30, 2026.

The foregoing description of the PSU Awards is qualified in its entirety by reference to the full text of the award agreements, the forms of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include statements regarding expected operating and financial results, including, but not limited to, the closing of the acquisition of SFE Group and other future acquisitions, net sales growth and adjusted EBITDA growth. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are described in our filings with the Securities and Exchange Commission, including, but not limited to, those factors listed in the "Risk Factors" section within Item 1A of Part I of our Annual Report on Form 10-K for the year ended August 31, 2025. Therefore, actual future events or results may differ materially from these statements. The Company disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Item 9.01    Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Form of Performance Share Award Agreement under the 2017 Omnibus Incentive Plan (SFE Group Transaction Incentive Grant) (Net Sales)
10.2	Form of Performance Share Award Agreement under the 2017 Omnibus Incentive Plan (SFE Group Transaction Incentive Grant) (Adjusted EBITDA)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2026
ENERPAC TOOL GROUP CORP.

	By:	/s/ Noah Popp
Noah Popp
Executive Vice President, General Counsel, and Secretary